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                                                    KRONOS INCORPORATED
                                   Exhibit 11 - Statement re: Computation of Per Share Earnings
                                                 (In thousands, except share data)

                                                   Three Months Ended        Nine Months Ended
                                                -----------------------   -----------------------
                                                 June 28,      June 29,    June 28,     June 29,
                                                   1997          1996        1997         1996
                                                ----------   ----------   ----------   ----------
Net income ..................................   $    2,533   $    2,954   $    6,498   $    7,470
                                                ==========   ==========   ==========   ==========


Net income per common share:
      Primary:
          Weighted average shares outstanding    8,211,414    8,076,878    8,175,900    8,015,612
          Common Stock equivalents ..........      189,357      274,541      228,017      301,915
                                                ----------   ----------   ----------   ----------
          Total .............................    8,400,771    8,351,419    8,403,917    8,317,527
                                                ==========   ==========   ==========   ==========

          Net income per common share .......   $     0.30   $     0.35   $     0.77   $     0.90
                                                ==========   ==========   ==========   ==========


      Fully diluted:
          Weighted average shares outstanding    8,211,414    8,076,878    8,175,900    8,015,612
          Common Stock equivalents ..........      189,373      303,481      236,687      316,424
                                                ----------   ----------   ----------   ----------
          Total .............................    8,400,787    8,380,359    8,412,587    8,332,036
                                                ==========   ==========   ==========   ==========

          Net income per common share .......   $     0.30   $     0.35   $     0.77   $     0.90
                                                ==========   ==========   ==========   ==========
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